CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A Amendment No. 3 of our report dated November 30, 2012, of Natfresh Beverages Corp. relating to the financial statements as of August 31, 2012 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

June 4, 2013